Exhibit 99.1

Media Contact:	Joseph LoBello 212.986.6667

Investor Contact:	Jonathan J.R. Dodd 441.294.6355

Quanta Announces Entering into Agreement for

Sale of its Lloyd’s Interests

HAMILTON, Bermuda—(BUSINESS WIRE)—February 7, 2008 — Quanta Capital Holdings Ltd. (NASDAQ: QNTA) announced today that it has entered into an agreement for the sale of all of its interests at Lloyd’s to Chaucer Holdings PLC. The Company expects to close this transaction in the very near future. Quanta’s interests at Lloyd’s include its 15% interest in Pembroke JV Ltd. and 100% of Quanta 4000 Ltd., its corporate member which is a member of Syndicate 4000. Upon closing, Quanta subsidiary Quanta 4000 Holding Company Ltd. will receive the return of approximately $116.0 million on deposit with the Society at Lloyd’s, known as “Funds at Lloyd’s”. These funds are not distributable to Quanta Capital Holdings Ltd. without approval of the Bermuda Monetary Authority.

The Company was carrying its Lloyd’s interests, consisting of Funds at Lloyd’s, 100% of the equity of Quanta 4000 Ltd. and 15% of the equity of Pembroke JV Ltd, at net asset value of approximately $107.0 million at September 30, 2007. Upon completion and reflecting transaction costs and other adjustments, this sale will represent receipt of 107% of net asset value as of September 30, 2007. Following the sale, the Company will no longer have an underwriting segment and will consist solely of run-off operations.

James J. Ritchie, the Company’s Chairman, commented “Last year, we announced the formation of Pembroke as a means of stabilizing Quanta’s underwriting operations in Lloyd’s, thereby preserving the value of our investment in Syndicate 4000. The success of that initiative is apparent in today’s announcement; upon closing, we will have successfully secured the earlier-than-expected release of our Funds at Lloyd’s and completed the sale of our interests at a respectable premium above net asset value. We wish Chaucer and the Pembroke management team success in continuing to grow the value of these operations.”

About Quanta Capital Holdings Ltd.

Quanta Capital Holdings Ltd. is a Bermuda holding company, with interests in specialty insurance and reinsurance that it is actively running off. The Company maintains offices in Bermuda, Ireland and the United States.

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law, which reflect the Company’s current views with respect to future events and financial performance. Statements which include the words “believes,” “expects,” “intends,” “estimates,” “projects,” “predicts,” “assumes,” “anticipates,” “plans,” and “seeks” and comparable terms of a future or forward-looking nature identify forward-looking statements in form for purposes of the U.S. federal securities laws or otherwise. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These include, but are not limited to, the Company’s ability to effectively implement and manage the run-off of its business lines; unfavorable claims experience related to the run-off of the Company’s business lines; the Company’s inability to retain members of its management team and key employees; implementation of any changes based on the Company’s analysis of its business, the run-off of its business or any strategic alternatives, which involves substantial uncertainties and risks that may result in unforeseen expenses and costs; the Company’s loss estimates relating to its exposure to Hurricanes Katrina, Rita and Wilma are preliminary and the actual amount of losses may vary significantly from its estimates based on such data; the failure to remedy any weakness found in the Company’s evaluations of controls required by Section 404 of the Sarbanes-Oxley Act of 2002; large aggregate exposures in certain lines of business; the failure of any of the loss limitation methods; competition; uncertainties in the Company’s reserving process; a change in the Company’s tax status; changes in accounting policies; changes in general economic conditions; the Company’s limited operating history; the Company’s inability to maintain or enter into adequate credit facilities and other factors detailed in the Company’s filings with the SEC. The Company assumes no obligation to update or supplement forward-looking statements to reflect subsequent events or circumstances.